EXHIBIT 10.21

			FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

	THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, is made and entered into as of the 8th day of January, 2002, by and between MIKOHN GAMING CORPORATION ("MIKOHN") and MICHAEL DREITZER ("Employee").

				W I T N E S S E T H:

	WHEREAS, MIKOHN and Employee deem it to be in their respective best interests to amend that certain Employment Agreement entered into as of April 26, 1999, between MIKOHN and Employee (the "Agreement").

	NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

	1.	Section 1 of the Agreement shall be amended to extend the
Initial Term to April 26, 2005.

	2.	Section 5(a) of the Agreement shall be amended to increase
Employee's Base Annual Salary to $116,000.

	3.	Section 5(c) shall be amended to read:

			c.	Loan to Employee and Cash Bonus.  MIKOHN
		shall loan Employee the sum of $60,000, repayable in accordance with the terms of the Promissory Note attached as Exhibit A hereto (the "Note"). So long as Employee remains employed by MIKOHN, the annual Note payments shall be forgiven and considered a cash bonus to Employee ("Minimum Cash Bonus") effective each anniversary of the execution of the Note. Employee shall also be eligible for an additional cash bonus ("Additional Cash Bonus") in accordance with the existing bonus plan attached as Exhibit B (the
		"Existing Bonus Plan"), which may change from time to time and is wholly within the discretion of MIKOHN's Chief Executive Officer. Any bonus payable as an Additional Cash Bonus shall be reduced by the Minimum Cash Bonus paid to Employee until such time as the Note is paid in full.

	4.	Employee shall be reviewed annually on or about the
anniversary date of this First Amendment.

	5.	Employee shall be enrolled as a participant in MIKOHN's
executive medical plan.

	6.	MIKOHN grant's to Employee options to purchase shares of MIKOHN
Common Stock (the "Option") under MIKOHN's Stock Option Plan ("Plan"). The Option shall be in the form of MIKOHN's standard Stock Option Agreement and subject to the terms and conditions thereof and of the Plan, and shall additionally provide as follows:

		(1)  The number of shares subject to the Option shall be 12,500.

		(2) The purchase price per share shall be the closing price of MIKOHN common stock on the date hereof, to wit $_______.

		(3)  The Option shall be designated as an Incentive Option.

		(4) On each of the next five (5) anniversary dates hereof, one-fifth (1/5) of the Option Shares shall become eligible for purchase by Employee.

		(5) The Option shall terminate on (i) the expiration date specified in the Stock Option Agreement or (ii) such earlier date as termination may occur according to the terms and conditions of the Plan and/or the Stock Option Agreement. Upon termination for any reason, Employee and/or his successors and assigns shall have only such rights as are specified in the Plan and the Stock Option Agreement, and shall not be entitled to any compensation in any form for the loss of any other right.

	7.	Employee acknowledges that he has read and understood the
Memorandum from Lionel Sawyer & Collins dated January 7, 2002, attached hereto as Exhibit C and agrees that under the circumstances of his employment by MIKOHN the Covenant Against Competition (Section 11) of his Employment Agreement should be enforceable. Employee further agrees that his employment by a competitor of MIKOHN would create a conflict of interest under Nevada Supreme Court Rule 159.

	8.	In the event Employee is terminated without good cause, the
vesting date of all of all options issued to Employee shall accelerate to the date of termination and the Covenant Against Competition provided in Section 11 shall expire after ninety (90) days.

	IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this First Amendment to Employment Agreement as of the day and year first above written.

EMPLOYEE					MIKOHN GAMING CORPORATION


______________________________			By: _______________________
MICHAEL DREITZER
						Its:_______________________






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